                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              SANMINA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

                               SANMINA CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on January 31, 1997


     The Annual Meeting of Stockholders of Sanmina Corporation (the "Company") will be held on Friday, January 31, 1997, at 11:00 a.m., local time, at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035 (telephone 408-943-0600) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

         1. To elect directors of the Company.

         2. To approve an amendment of the Company's Amended 1990 Incentive Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder to 3,650,000.

         3. To confirm the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending September 30, 1997.

         4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on December 20, 1996 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.
If you attend the meeting, you may vote in person even if you return a proxy.


                                          FOR THE BOARD OF DIRECTORS


                                          Jure Sola
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

San Jose, California
December 30, 1996

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                               SANMINA CORPORATION


                               PROXY STATEMENT FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS



              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina Corporation ("Sanmina" or the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, January 31, 1997 at 11 00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035. The telephone number at the meeting location is (408) 943-0600.

     This Proxy Statement was mailed on or about December 30, 1996, to all stockholders entitled to vote at the meeting.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on December 20, 1996 (the "Record Date") are entitled to vote at the meeting. As of December 2, 1996, 16,936,416 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 270 stockholders.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 30, 1996, as to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


                                                                                          SHARES            APPROXIMATE
                                                                                       BENEFICIALLY           PERCENT
                               NAME                                                       OWNED(1)              OWNED
-----------------------------------------------------------------------------          ------------         ------------
State Street Research & Management Company...................................             1,667,000              9.9
  One Financial Center, 38th Floor
  Boston, Massachusetts 02111
RCM Capital Management.......................................................             1,136,000              6.7
  4 Embarcadero Center, Suite 2900
  San Francisco, CA 94111
Fidelity Management & Research...............................................             1,108,000              6.6
  (subsidiary of Fidelity Investments)
  82 Devonshire Street
  Boston, MA  02109
Pilgrim Baxter & Associates, Ltd.............................................               934,400              5.5
  1255 Drummers Lane, Suite 300
  Wayne, PA  19087
Seligman J.W. & Company, Inc.................................................               859,034              5.1
  100 Park Avenue
  New York, NY  10017
Jure Sola (1)................................................................               408,669              2.4
Bernard Vonderschmitt (1)....................................................                19,225               *
John C. Bolger (1)...........................................................                15,376               *
Neil Bonke (1)...............................................................                 8,165               *
Mario Rosati (1).............................................................                    --               --
Randy Furr (1)...............................................................                72,138               *

                                                                                          SHARES            APPROXIMATE
                                                                                       BENEFICIALLY           PERCENT
                               NAME                                                       OWNED(1)              OWNED
-----------------------------------------------------------------------------          ------------         ------------

Eric Naroian (1).............................................................                18,589               *
Michael Sparacino (1)........................................................                    --               --
All directors and executive officers as a group (1)..........................               542,162              3.2


*Less than 1%.

(1) Includes stock issuable upon exercise of options within 60 days after September 30, 1996.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the 1990 Incentive Stock Plan, for the confirmation of the appointment of the designated independent public accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company may retain the services of its transfer agent, Norwest Bank Minnesota, N.A., or other proxy solicitors to solicit proxies, for which the Company estimates that it would pay fees not to exceed an aggregate of $10,000. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals that are intended to be presented by stockholders of the Company at the 1998 Annual Meeting must be received by the Company no later than October 31, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     A board of five directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. Messrs. Bolger, Bonke, Sola and Vonderschmitt are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     The Board of Directors recommends a vote FOR the nominees listed below:



                                                                                                                   Director
                Name of Nominee                       Age              Principal Occupation                         Since
 ---------------------------------------------        ---              --------------------                        --------

John Bolger....................................       50        Independent consultant                              1994

Neil Bonke.....................................       55        Chairman of the Board of Electroglas,               1995
                                                                Inc.

Jure Sola......................................       45        Chairman and Chief Executive Officer                1989
                                                                of Sanmina Corporation

Bernard Vonderschmitt..........................       73        Chairman of the Board of Xilinx, Inc.               1990

Mario Rosati...................................       50        Member, Wilson Sonsini Goodrich &                    --
                                                                Rosati



     Mr. Bolger has been a director of the Company since 1994. From June 1989 through April 1992, he served as Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger is currently an independent business consultant and serves as a director of Integrated Device Technology, Inc., Integrated Systems, Inc., TCSI, Inc. and McAfee Associates, Inc.

     Mr. Bonke has been a director of the Company since 1995. He is Chairman of the Board of Directors of Electroglas, Inc., a manufacturer of automatic semiconductor wafer probing equipment. From April 1993 to April 1996, he served as Chief Executive Officer of Electroglas. From September 1990 to April 1993, Mr. Bonke was a Group V.P. and President of Semiconductor Operations of General Signal Corp. Mr. Bonke also serves on the Board of Directors of FSI International and SpeedFam International, a semiconductor equipment company.

     Mr. Sola co-founded Sanmina in 1980 and initially held the position of Vice President of Sales and was responsible for the development and growth of the Company's sales organization. He became Vice President and General Manager in October 1987 with responsibility for all manufacturing operations as well as sales and marketing. Mr. Sola has been a director of the Company since July 1989 and was elected President in October 1989 and has served as Chairman of the Board and Chief Executive Officer since April 1991.

     Mr. Vonderschmitt has been a director of the Company since October 1990. He co-founded Xilinx, Inc., a manufacturer of field programmable gate array semiconductor products and related system software, served as its Chief Executive Officer and as a director from its inception in February 1984 through February 1996, and has served as the Chairman of its Board of Directors since February, 1996. He is also a director of Chips and Technologies, Inc., and International Microelectronic Products, Inc.

     Mr. Rosati has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Genus, Inc., a semiconductor equipment manufacturer, Ross Systems, Inc., a software company, and C-ATS Software, Inc., a financial database software company.

     There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 1996. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

     The Board of Directors has an Officer Stock Committee, an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Officer Stock Committee consists of directors Bonke and Vonderschmitt. The Officer Stock Committee reviews and makes recommendations to the Board concerning option grants to executive officers of the Company. The Officer Stock Committee held two meetings and acted by unanimous written consent once during the last fiscal year.

     The Audit Committee consists of directors Bonke and Bolger. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings in the last fiscal year.

     The Compensation Committee consists of directors Bonke, Sola and Vonderschmitt. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held two meetings during the last fiscal year. Mr. Sola, Chairman and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

     Directors who are not employees of the Company ("Outside Directors") are paid an annual retainer of $10,000, a fee of $2,000 for attending each board meeting and a fee of $1,000 for attending each committee meeting. The directors are reimbursed for travel and related expenses incurred by them in attending board and committee meetings. Prior to the adoption of the Company's 1995 Director Option Plan (the "Director Option Plan"), Outside Directors received initial and annual grants of options to purchase shares of the Company's Common Stock under the Company's Amended 1990 Incentive Stock Plan (the "Stock Plan"). Since the adoption of the Director Option Plan in January 1996, Outside Directors have received the same initial and annual grants only under the Director Option Plan under substantially similar terms as under the Stock Plan.

     Under the Director Option Plan, upon first becoming a director, each new Outside Director will receive an automatic grant of an option to purchase up to 15,000 shares of Common Stock and each continuing Outside Director will receive (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an automatic grant of an option to purchase up to 5,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the three years in the period ended September 30, 1996 to the Chief Executive Officer and all other executive officers of the
Company:


                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                                ------------
                                                                      ANNUAL COMPENSATION         AWARDS OF         ALL OTHER
                                                                 ---------------------------
      NAME AND PRINCIPAL POSITION             FISCAL                                                OPTIONS         COMPENSATION
                                               YEAR              SALARY($)          BONUS($)     (#-OF-SHARES)(2)       ($)(1)
                                              ------             ---------          --------     ----------------   ------------

Jure Sola...............................       1996               250,000            300,000         150,000          48,163
  Chief Executive Officer                      1995               201,937            210,000         120,000          40,122
  and Chairman of the Board                    1994               169,234            180,000         100,000           6,475

Randy Furr..............................       1996               175,000            225,000         60,000           25,190
  President, Chief                             1995               144,620            139,500         34,000           19,510
  Operating Officer                            1994               130,000            110,500         14,000            6,012

Eric Naroian............................       1996               140,000             90,000         20,000            6,836
  Vice President, Sales                        1995               103,041             60,000         15,020              916
                                               1994                90,908             10,000         34,000              916

Michael Sparacino.......................       1996               123,942             38,175         30,000            5,971
  Vice President, Marketing



(1) Includes car allowance and premium payments for keyman life, medical and dental insurance.

(2) All share amounts reported reflect the 2 for 1 split of the Company's Common Stock effected in March 1996.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended September 30, 1996 to each executive officer named in the Summary Compensation Table above:



                                                      % OF TOTAL  EXERCISE                   POTENTIAL REALIZABLE VALUE AT
                                                       OPTIONS      E-OR                        ASSUMED ANNUAL RATES OF
                                                      GRANTED TO    BASE                       STOCK PRICE APPRECIATION
                                        OPTIONS       EMPLOYEES   PRICE(1)    EXPIRATION            FOR OPTION TERM(2)
                                                                                              ----------------------------
               NAME                  GRANTED(1)(#)     IN FY96     ($/SH)        DATE             5% ($)         10% ($)
------------------------------------ ------------      -------      -----    ----------        ----------     -----------

Jure Sola..........................       150,000          21.9      $24.38    11/24/05          2,308,500      5,829,000
Randy Furr.........................        60,000           8.8      $24.38    11/24/05            919,800      2,331,600
Eric Naroian.......................        20,000           2.9      $24.38    11/24/05            306,600        777,200
Michael Sparacino..................        30,000           4.4      $25.88    12/04/05            488,400      1,237,500


(1) The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) All share amounts reported reflect the 2 for 1 split of the Company's Common Stock effected in March 1996.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended September 30, 1996 and the year-end value of unexercised options:

                                                                                                         Value of Unexercise
                                        Shares                              Number of Unexercised             In-the-Money
                                      Acquired on        Value               Options at Year-End         Options at Year-End(2)
                                       Exercise       Realized(1)         Exercisable/Unexercisable    Exercisable/Unexercisable
                                          (#)             ($)                       (#)                           ($)
               Name                  -------------------------------- ----------------------------------------------------------


Jure Sola..........................       --              --               129,225 / 240,775          3,371,826 / 5,233,674
Randy Furr.........................     90,867          613,951             39,966 / 107,167          1,121,392 / 2,684,430
Eric Naroian.......................     13,750             0                15,266 / 39,984             398,021 / 934,364
Michael Sparacino..................       --               0                   0 / 30,000                  0 / 431,100



 (1) Based on the last reported sale price of the Company's Common Stock on the date of exercise.

 (2) Based on a fair market value of $40.25, which was the last reported sal price of the Company's Stock on September 30, 1996.

           COMPENSATION COMMITTEE AND OFFICER STOCK COMMITTEE REPORTS

     The following reports are provided to stockholders by the members of the Compensation Committee and the Officer Stock Committee of the Board of Directors.

     COMPENSATION COMMITTEE REPORT

     Compensation Philosophy. The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting revenue and profitability targets.

     Compensation for the Company's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     Cash-Based Compensation. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers. This base salary plan is based on industry and peer group surveys and performance judgements as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

     Each officer who served in an executive capacity throughout the last fiscal year, including the Chief Executive Officer, received a cash bonus for such service. These bonuses ranged in amount from approximately 30% to approximately 120% of base salary. In determining the bonus paid to each officer (other than the Chief Executive Officer), the Compensation Committee reviewed with the Chief Executive Officer the performance of each of the officers in their respective areas of accountability as compared to the Company's operating plan, and each officer's respective contribution to the Company's operating performance in its electronics manufacturing services, backplane assembly and subassembly and printed circuit board fabrication businesses. The members of the Compensation Committee (other than the Chief Executive Officer) reviewed these same factors in determining the bonus paid to the Chief Executive Officer.

              Respectfully submitted,

              Neil Bonke, Jure Sola and Bernard Vonderschmitt

     OFFICER STOCK COMMITTEE REPORT

     Stock Options. During each fiscal year, the Officer Stock Committee considers the desirability of granting to executive officers awards under the Company's Amended 1990 Incentive Stock Plan, which allows for the grant of longer-term incentives in the form of stock options. In fixing the grants of stock options to executive officers (other than the Chief Executive Officer) in the last fiscal year, the Committee reviewed with the Chief Executive Officer the recommended individual award, taking into account the officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer, and the number of options previously granted to the officer. All stock options granted to executive officers in the last fiscal year provide for vesting over a five-year period. During the fiscal year ended September 30, 1996, an option award exercisable for up to 150,000 shares of the Company's Common Stock was made to the Chief Executive Officer and options exercisable for up to 260,000 shares were granted to all executive officers as a group.

              Respectfully submitted,

              Neil Bonke and Bernard Vonderschmitt

                             STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index, and an index based on companies in a peer group (Standard Industrial Classification 3670 -- Electronic Components). The graph assumes the investment of $100 on April 14, 1993, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.



                  4/14/93      9/30/93     9/30/94      9/30/95      9/30/96
Sanmina             100          237         226          444          749
Nasdaq U.S.         100          113         114          158          187
Peer Group          100          129         125          250          297

                                 PROPOSAL NO. 2:
               APPROVAL OF AMENDMENT TO 1990 INCENTIVE STOCK PLAN

     The Company's Amended 1990 Incentive Stock Plan was adopted by the Company's board of directors and approved by its stockholders in January 1990. The Stock Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees (including officers and employee directors) and consultants of nonstatutory stock options. The Stock Plan also provides for the grant of "stock purchase rights" to employees and consultants pursuant to which the Company issues stock as a bonus or as a purchase. In October 1996, the Board of Directors approved the amendment of the Stock Plan to increase the shares available for issuance thereunder by 850,000 shares from the current level of 2,800,000 shares to a new total of 3,650,000 shares. The Board of Directors approved the amendment to the Stock Plan to establish a sufficient number of shares of Common Stock as a reserve for issuance under the Stock Plan. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the amendment to the Stock Plan. The Board of Directors recommends that stockholders vote FOR approval of the amendment to the Stock Plan. The essential features of the Stock Plan and certain information regarding the Stock Plan are set forth below.

     Status of Shares. As of September 30, 1996, options to purchase 2,600,727 shares of Common Stock had been granted under the Stock Plan and 199,273 shares remained available for future grant. Assuming the approval of the amendment of the Stock Plan, 1,049,273 shares (less options granted from October 1, 1996 to the date of the annual meeting) will be available for future grant thereunder. In March 1996, the Company's board of directors approved a 1996 Supplemental Stock Plan (the "Supplemental Plan") and reserved 250,000 shares for issuance thereunder. The Supplemental Plan permits the grant of only nonstatutory options at an exercise price at least equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The Supplemental Plan does not permit the grant of stock options to executive officers or directors of the Company. In the event that the amendment to the Stock Plan is approved by the Company's stockholders, the Company does not intend to grant additional options under the Supplemental Plan.

     Eligibility; Administration. The Stock Plan is administered by the board of directors or a committee thereof, which determines the terms of each option granted under the Stock Plan, including the exercise price, number of shares of stock subject to the option and exercisability. The Company cannot grant an incentive stock option if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for stock having an aggregate fair market value (under all plans of the Company and determined for each share of stock as of the date such option was granted) in excess of $100,000.

     Exercise Price; Market Value. The exercise price of all incentive stock options granted under the Stock Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options and stock purchase rights must also equal at least 100% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, promissory notes or other consideration determined by the Board of Directors.

     Exercisability. The board or its committee determines when options and stock purchase rights become exercisable. Options granted under the Stock Plan generally become exercisable at a rate ate of 1/5th of the shares of stock subject to the option one year after grant and subsequently 1/60th of the shares of stock subject to the option per month. Stock purchase rights may be fully exercisable upon grant, or may at the board's discretion be subject to a right of repurchase by the Company at the original issue price. The repurchase option lapses at a rate determined by the board. The board or its committee determines the terms of options and stock purchase rights. The term of an incentive stock option may not exceed ten years.

     Amendment and Termination. The Board of Directors may amend the Stock Plan from time to time without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments in the manner required by such law or regulation. No amendment may impair any options previously granted under the Stock Plan without the consent of the optionee. The Stock Plan will terminate in March 2000, unless earlier terminated by the Board of Directors.

     Tax Information Regarding Stock Options. An optionee under the Stock Plan will not recognize any taxable income upon the grant of the option. However, upon exercise of an option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.



                                 PROPOSAL NO. 3:
          CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year ending September 30, 1997. Arthur Andersen LLP has audited the financial statements of the Company for each fiscal year since the fiscal year ending September 30, 1992. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to appoint Arthur Andersen LLP as the Company's independent public accountants and the Board of Directors recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS

     The Company's Certificate of Incorporation, as amended, provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors providing such indemnification. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

     In connection with the July 1989 acquisition of Sanmina's predecessor company, Mr. Sola and Mr. Milan Mandaric, a former officer and director of the Company and its predecessor, and certain other former stockholders of the predecessor company agreed to indemnify Sanmina for costs associated with environmental remediation that may be required at a former predecessor company facility. In February 1993, Messrs. Mandaric and Sola agreed to place 150,000 and 15,000 shares of Common Stock, respectively, into escrow for the purpose of securing their indemnification obligations. In November 1996, as a result of a determination by a local regulatory authority that groundwater remediation at such facility would not be required, this escrow arrangement was terminated.

        During fiscal 1996, Mario M. Rosati, a nominee for election to the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 1997. The amounts paid by the Company to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year.

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                  OTHER MATTERS


     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA CORPORATION, 355 EAST TRIMBLE ROAD, SAN JOSE, CALIFORNIA 95131.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              SANMINA CORPORATION
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 31, 1997

    The undersigned stockholder of SANMINA CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 30, 1996, and 1996 Annual Report to Stockholders and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of SANMINA CORPORATION to be held on January 31, 1997 at 11:00 a.m., local time, at the Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

    This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the election of directors, for the amendment of the Amended 1990 Incentive Stock Plan to increase the number of shares reserved for issuance thereunder, for the ratification of the appointment of Arthur Andersen LLP as independent public accountants, and as said proxies deem advisable on such other matters as may properly come before the meeting.

    1. ELECTION OF DIRECTORS:
         [ ]FOR all nominees listed below                  [ ] WITHHOLD
                       (except as indicated.)

       IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:
       John Bolger; Neil Bonke; Jure Sola; Bernard Vonderschmitt; Mario Rosati.

    2. Proposal to approve the amendment to the Amended 1990 Incentive Stock Plan to increase the number of shares reserved for issuance thereunder from 2,800,000 shares to 3,650,000 shares:
                    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for its fiscal year ending September 30, 1997:
                    [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                              Dated: , 199 _

                                                          Signature

                                                          Signature

                                              (This Proxy should be marked,
                                              dated and signed by the
                                              stockholder(s) exactly as his, her
                                              or its name appears hereon, and
                                              returned promptly in the enclosed
                                              envelope. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.)